SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2005, MBIA Inc. (the “Company”) and MBIA Insurance Corporation (“MBIA”) entered into a $500 million five-year unsecured revolving credit facility (the “Credit Agreement”) with a syndicate of banks, for which Barclays Capital and Banc of America Securities LLC acted as lead arrangers, Barclays Bank PLC acted as administrative agent, Bank of America, N.A. acted as syndication agent and KeyBank National Association, JPMorgan Chase Bank and The Bank of New York acted as co-documentation agents.

The Credit Agreement replaces a previous facility comprised of two bank lines, a $167 million facility with a term of 364 days (which expired on its stated termination date) and a $333 million facility with a five-year term (which remained in place but which was extended for one year and increased to $500 million by the Credit Agreement).

Under the Credit Agreement, each of the Company, MBIA and other designated borrowers are entitled to request the banks to make loans to such borrower. The proceeds of the loans are to be used for the working capital and other general corporate purposes.

The Credit Agreement contains covenants that, among other things, (a) restrict the Company’s ability to encumber assets or merge or consolidate with another entity and (b) require that the Company maintain a minimum net worth of $2.8 billion and a maximum debt-to-capital ratio of 30%. A default by one borrower under the Credit Agreement will give rise to a right of the lenders to terminate the facility and accelerate all amounts then outstanding.

The expiration date for the Credit Agreement is April 14, 2010.

A copy of the Credit Agreement is attached hereto as Exhibit 10.01.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.01 Second Amendment to the Second Amended and Restated Credit Agreement among MBIA Inc., MBIA Insurance Corporation, various designated borrowers, various lending institutions, Barclays Capital, as Joint Lead Arranger, Banc of America Securities LLC, as Joint Lead Arranger, Barclays Bank PLC, as Administrative Agent, Bank of America, N.A. as Syndication Agent, and KeyBank National Association, JPMorgan Chase Bank and The Bank of New York as Co-Documentation Agents, dated as of April 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: April 22, 2005

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated April 22, 2005

10.01 Second Amendment to the Second Amended and Restated Credit Agreement among MBIA Inc., MBIA Insurance Corporation, various designated borrowers, various lending institutions, Barclays Capital, as Joint Lead Arranger, Banc of America Securities LLC, as Joint Lead Arranger, Barclays Bank PLC, as Administrative Agent, Bank of America, N.A. as Syndication Agent, and KeyBank National Association, JPMorgan Chase Bank and The Bank of New York as Co-Documentation Agents, dated as of April 14, 2005.